EXHIBIT 1.2

PRICING AGREEMENT

March 23, 2006

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
    As Representatives of the several
    Underwriters named in Schedule I hereto

Ladies and Gentlemen:

          Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 23, 2006 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.

          A prospectus supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By: /s/ Gerard H. Sweeney

Name: Gerard H. Sweeney Title: President and Chief Executive Officer

BRANDYWINE REALTY TRUST

By: /s/ Gerard H. Sweeney

Name: /s/ Gerard H. Sweeney Title: President and Chief Executive Officer

J.P. MORGAN SECURITIES INC.

By: /s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By: /s/ Shawn Capeda
Name: Shawn Capeda
Title: Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Teresa Hee
Name: Teresa Hee
Title: Mananging Director

On behalf of themselves and each of the several Underwriters

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Guaranteed Notes Due 2009 to be Purchased	Principal Amount of 5.75% Guaranteed Notes Due 2012 to be Purchased	Principal Amount of 6.00% Guaranteed Notes due 2016 to be Purchased

J.P. Morgan Securities Inc.	$68,010,000	$68,010,000	$56,650,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	68,010,000	68,010,000	56,650,000
Wachovia Capital Markets, LLC	68,010,000	68,010,000	56,650,000
Greenwich Capital Markets, Inc.	18,000,000	18,000,000	15,000,000
Wells Fargo Securities, LLC	18,000,000	18,000,000	15,000,000
Commerzbank Capital Markets Corp.	14,010,000	14,010,000	11,650,000
Piper Jaffray & Co.	14,010,000	14,010,000	11,650,000
SunTrust Capital Markets, Inc.	14,010,000	14,010,000	11,650,000
BNY Capital Markets, Inc.	9,970,000	9,970,000	8,350,000
PNC Capital Markets LLC	7,970,000	7,970,000	6,750,000

Total	$300,000,000	$300,000,000	$250,000,000

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

Floating Rate Guaranteed Notes due 2009 (“2009 Notes”)

5.75% Guaranteed Notes Due 2012 (“2012 Notes”)

6.00% Guaranteed Notes Due 2016 (“2016 Notes”)

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2009 Notes : $300,000,000

In the case of the 2012 Notes : $300,000,000

In the case of the 2016 Notes : $250,000,000

PRICE TO PUBLIC:

In the case of the 2009 Notes: 100.000% of the principal amount of the 2009 Notes, plus accrued interest, if any, from March 28, 2006

In the case of the 2012 Notes: 99.674% of the principal amount of the 2012 Notes, plus accrued interest, if any, from March 28, 2006

In the case of the 2016 Notes: 99.458% of the principal amount of the 2016 Notes, plus accrued interest, if any, from March 28, 2006

PURCHASE PRICE BY UNDERWRITERS:

In the case of the 2009 Notes: 99.550% of the principal amount of the 2009 Notes, plus accrued interest, if any, from March 28, 2006

In the case of the 2012 Notes: 99.0615% of the principal amount of the 2012 Notes, plus accrued interest, if any, from March 28, 2006

In the case of the 2016 Notes: 98.808% of the principal amount of the 2016 Notes, plus accrued interest, if any, from March 28, 2006

FORM OF DESIGNATED SECURITIES:

For each of the Designated Securities: Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal or other same day funds

TIME OF DELIVERY:

9:30 a.m. (New York City time), March 28, 2006

INDENTURE:

Indenture, dated as of October 22, 2004, as supplemented by the First Supplemental Indenture, dated as of May 25, 2005 among the Operating Partnership, the Parent Guarantor and The Bank of New York, as Trustee

MATURITY:

In the case of the 2009 Notes: April 1, 2009

In the case of the 2012 Notes: April 1, 2012

In the case of the 2016 Notes: April 1, 2016

INTEREST RATE:

In the case of the 2009 Notes: a floating rate equal to three-month LIBOR plus 0.45% per annum (as to be set forth in “Description of the Notes and the Guarantees” in the Prospectus Supplement dated March 23, 2006 relating to the Designated Securities (the “Prospectus Supplement”))

In the case of the 2012 Notes: 5.75% per annum

In the case of the 2016 Notes: 6.00% per annum

INTEREST RATE COMPUTATION (DAY COUNT CONVENTION):

In the case of the 2009 Notes: computed on the basis of the actual number of days in an interest period and a 360-day year

In the case of the 2012 Notes and the 2016 Notes: computed on the basis of a 360-day year of twelve 30-day months

INTEREST PAYMENT DATES:

In the case of the 2009 Notes: January 1, April 1, July 1 and October 1 of each year, commencing on July 3, 2006

In the case of the 2012 Notes and the 2016 Notes: April 1 and October 1, commencing on October 1, 2006

INTEREST PAYMENT RECORD DATES:

In the case of the 2009 Notes: fifteenth calendar day immediately preceding the relevant Interest Payment Date

In the case of the 2012 Notes and the 2016 Notes: March 15 and September 15

REDEMPTION PROVISIONS:

In the case of the 2009 Notes: the Operating Partnership may redeem some or all of the notes on any quarterly interest payment on or after October 1, 2006 at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued but unpaid interest to the redemption date

In the case of the 2012 Notes and the 2016 Notes: the Operating Partnership may redeem some or all of the notes at any time, in each case at a redemption price equal to the sum of (1) 100% of the aggregate principal amount of the notes redeemed, (2) accrued but unpaid interest, if any, to the redemption date and (3) the applicable Make-Whole Amount (as to be defined in “Description of the Notes and the Guarantees–Optional Redemption” in the Prospectus Supplement)

SINKING FUND PROVISIONS:

None

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

None

DEFEASANCE PROVISIONS:

As set forth in the Indenture

GUARANTOR:

Brandywine Realty Trust

OTHER TERMS AND CONDITIONS:

None

CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):

From date hereof through March 28, 2006

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10281

Wachovia Securities, LLC
201 South College Street
Charlotte, North Carolina 28288

UNDERWRITERS COUNSEL:

Simpson Thacher & Bartlett LLP

LIST OF FREE WRITING PROSPECTUSES
(Section 2(e) of the Underwriting Agreement):

Final term sheets dated March 23, 2006 relating to the Designated Securities (substantially consistent with forms of term sheets set forth in Annex II to the Underwriting Agreement)

INFORMATION FURNISHED TO OPERATING
   PARTNERSHIP IN WRITING BY THE
   UNDERWRITERS THROUGH THE
   REPRESENTATIVES EXPRESSLY FOR
   INCLUSION IN PROSPECTUS, TIME OF
   SALE INFORMATION OR OTHER
   DOCUMENTS (Sections 2 and 9 of the
Underwriting Agreement):

To be set forth in a letter delivered by the Representatives at the Time of Delivery

     SCHEDULE III

     CHANGES IN BENEFICIAL INTEREST OF THE PARENT GUARANTOR
(Section 2(g) of Underwriting Agreement)

None

SCHEDULE IV

SIGNIFICANT SUBSIDIARIES

(Section 2(h) of Underwriting Agreement)

Brandywine Operating Partnership, L.P., a Delaware limited partnership
Atlantic American Property Trust, a Maryland real estate investment trust
AAPOP 1, L.P., a Delaware limited partnership
Atlantic American Land Development Inc., a Delaware corporation
Brandywine Midatlantic LP, a Delaware limited partnership
Brandywine Acquisition Partners, LP, a Delaware limited partnership
BDN Properties I, Inc., Delaware corporation
Brandywine Office Investors, LP, a Delaware limited partnership

SCHEDULE V

CONSOLIDATED SUBSIDIARIES OF THE PARENT GUARANTOR WITH DIVIDEND PAYMENT RESTRICTIONS
(Section 2(ee) of Underwriting Agreement)

Four Tower Bridge Associates
Six Tower Bridge Associates
POI – Corporate Lakes III Trust
BOI Herndon Trust
BOI Carlsbad, Inc.
BOI Pacific Ridge, Inc.
BOI Rancho Bernardo Bluffs Trust
BOI President’s Plaza Trust
BOI Broadway Trust
Coppel Associates
One Rockledge Associates Limited Partnership
Broadmoor Austin Associates